Exhibit 5.1

                                                          July 18, 1995

Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022

                     Re: Registration Statement on Form S-4
                         ----------------------------------

Gentlemen:

     In our capacity as counsel to Omnicom Group Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with Registration Statement No. 33-60167 on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of up to 600,000 shares of common stock, $0.50 par value, of the Company (the "Shares") to be issued in connection with the acquisition by the Company, through its indirectly wholly-owned subsidiary TBWA International Inc., of the assets and businesses of Chiat/Day Holdings, Inc. and Chiat/Day inc. Advertising.

     In that connection, we have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the Registration Statement, corporate proceedings relating to the issuance of the Shares, and such other instruments and documents as we deemed relevant under the circumstances.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that when issued in accordance with the Acquisition Agreement, the Shares will have been legally issued and be fully paid and non-assessable shares of common stock, $0.50 par value, of the Company.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Information Statement forming part of the Registration Statement.

                                                        Very truly yours,

                                                        DAVIS & GILBERT